Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement of Infinity Energy Resources, Inc. on Form S-3, of our report dated March 3, 2006 (except Note 19 as to which the date is October 6, 2006) relating to the consolidated financial statements included in Infinity Energy Resources, Inc.’s Current Report on Form 8-K dated October 6, 2006. We also consent to the reference to us under the caption “Experts” in this Registration Statement.
/s/ Ehrhardt Keefe Steiner & Hottman PC
October 6, 2006
Denver, Colorado